UNITED STATES DISTRICT COURT

MIDDLE DISTRICT OF NORTH CAROLINA

WILLIAM DOUGLAS WRIGHT and JUDY	)	No. 1:04-CV-00832
WOODALL,	)
)
Plaintiffs,	)
)
vs.	)
)
KRISPY KREME DOUGHNUTS, INC, et al.	)
)
Defendants.	)
)
)

NOTICE OF PROPOSED SETTLEMENT OF
SHAREHOLDER DERIVATIVE ACTION AND HEARING

TO:	ALL CURRENT BENEFICIAL OWNERS OF KRISPY KREME DOUGHNUTS, INC COMMON STOCK.

PLEASE READ THIS NOTICE CAREFULLY

THIS NOTICE RELATES TO
THE PENDENCY AND PROPOSED SETTLEMENT OF
THIS SHAREHOLDER DERIVATIVE LITIGATION

     YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1, and an Order of the United States District Court for the Middle District of North Carolina (the “Court”), that a proposed settlement (the “Settlement”) of the above-captioned shareholder derivative action (the “Action”) brought on behalf of Krispy Kreme Doughnuts, Inc. (“Krispy Kreme” or the “Company”) has been reached between the Court-appointed Lead Plaintiffs Judy Woodall and William Douglas Wright (“Lead Plaintiffs”), Krispy Kreme, acting through a special committee consisting of two independent, outside, non-management, non-employee directors who joined Krispy Kreme’s board of directors (the “Special Committee”) after the events underlying this litigation, and the following settling defendant: Scott A. Livengood (“Livengood”), the chairman and chief executive officer of Krispy Kreme at the time of the events underlying the Action.

     The Action has been brought derivatively on behalf of Krispy Kreme to recover damages caused by alleged breaches of fiduciary duties in connection with the management of the Company and the Company’s acquisitions of certain franchises. If approved by the Court, the proposed Settlement, as to Livengood, will result in the final dismissal of the Action against Livengood without costs and with prejudice.

     The proposed Settlement, which is subject to Court approval, benefits Krispy Kreme by eliminating the need for Krispy Kreme to fund, pursuant to advancement and indemnification obligations in Krispy Kreme’s Articles of Incorporation and Bylaws and under North Carolina law, the substantial defense costs that Krispy Kreme and Livengood would incur if the Action were to continue.

     A hearing (the “Fairness Hearing”) will be held by the Court at the L. Richardson Preyer Federal Courthouse, 324 West Market Street, Greensboro, North Carolina on February 24, 2010, at 9:00 a.m. to determine whether the proposed Settlement is fair, reasonable, and adequate, whether Judgment should be entered giving final approval to the proposed Settlement, and dismissing the Action as outlined above.

     A. No Claims Procedure

     This Action was brought for the benefit of Krispy Kreme. Its resolution will result in benefits to Krispy Kreme, and not in payments to individual Krispy Kreme shareholders. Accordingly, there will be no claims procedure.

II. THE ACTION

     A. Background: The Derivative Action

     Three shareholder derivative actions were filed in the United States District Court for the Middle District of North Carolina: Wright v. Krispy Kreme Doughnuts, Inc., et al., No. 1:04-CV-0082, filed September 14, 2004; Blackwell v. Krispy Kreme Doughnuts, Inc., et al., No. 1:05-CV-0450, filed May 23, 2005; and Andrews v. Krispy Kreme Doughnuts, Inc., et al., No. 1:05-CV-0461, filed May 24, 2005. The defendants in one or more of these derivative actions include the directors of Krispy Kreme at the time the Wright action was brought, certain former directors of the Company, certain current and former officers of the Company, including Livengood, John Tate (“Tate”), the Company’s former Chief Operating Officer, Randy Casstevens (“Casstevens”), the Company’s former Chief Financial Officer, and certain persons or entities that sold franchises to the Company. The complaints in these derivative actions allege breaches of fiduciary duties in connection with the management of the Company and the Company’s acquisitions of certain franchises. The complaints seek damages, rescission of the franchise acquisitions, disgorgement of the proceeds from these acquisitions, and other unspecified relief.

     On October 4, 2004, Krispy Kreme’s board of directors appointed a Special Committee consisting of Michael H. Sutton (“Sutton”) and Lizanne Thomas (“Thomas”), both of whom are independent, outside, non-management, non-employee directors who joined Krispy Kreme’s board of directors after the events underlying this Action (after Lead Plaintiffs commenced this litigation). Sutton was Chief Accountant of the United States Securities and Exchange Commission (“SEC”) from 1995 to 1998, and before that was a senior partner of Deloitte & Touche. Thomas is a senior corporate partner in the Atlanta office of Jones Day, a leading global law firm, where she also serves as Firmwide Administrative Partner. Krispy Kreme’s board of directors delegated full, sole and complete authority to the Special Committee to conduct an independent investigation with the assistance of independent counsel and determine Krispy Kreme’s position in this litigation and the question whether pursuit of the claims alleged by plaintiff would serve the best interests of Krispy Kreme and its shareholders. The Special Committee’s mandate also included any and all issues raised by regulatory investigations commenced by the SEC and the United States Attorney’s Office for the Southern District of New York, Krispy Kreme’s independent auditors, whistleblowers, and any and all additional issues the Special Committee deemed appropriate.

     In orders dated November 5, 2004, November 24, 2004, April 4, 2005, and June 1, 2005, respectively, the Court stayed the Wright action pending completion of the investigation of the Special Committee. On June 3, 2005, the plaintiffs in the Wright, Blackwell, and Andrews actions filed a motion to consolidate the three actions and to name lead plaintiffs in the consolidated action. On June 27, 2005, Trudy Nomm (“Nomm”), who, like the plaintiffs in the Wright, Blackwell, and Andrews actions, identified herself as a Krispy Kreme shareholder, filed a motion to intervene in these derivative actions and to be named lead plaintiff.

     On July 12, 2005, the Court consolidated the Wright, Blackwell, and Andrews shareholder derivative actions under the heading Wright v. Krispy Kreme Doughnuts, Inc., et al. and ordered the plaintiffs to file a consolidated complaint on or before the later of 45 days after the plaintiffs receive the report of the Special Committee or 30 days after the Court appointed lead counsel. A consolidated complaint has not been filed.

     On August 10, 2005, the Company announced that the Special Committee had completed an investigation that involved thousands of hours of work by the Special Committee and its advisors, including interviews of over 100 individuals (many on multiple occasions) and review of over 2.4 million pages of documents and electronic files. The Special Committee concluded that it was in the best interest of the Company to reject demands by shareholders that the Company commence litigation against the current and former directors and officers of the Company named in the derivative actions and to seek dismissal of the shareholder litigation against the outside directors, the sellers of certain franchises, and current and former officers, except for Livengood, Tate, and Casstevens, as to whom the Special Committee concluded that it would not seek dismissal of the shareholder derivative litigation.

     The Special Committee’s reasoning is summarized in a Form 8-K filing with the SEC dated August 10, 2005. Among other things, the Special Committee found that the claims asserted against most of the defendants in the Action, including all of Krispy Kreme’s outside directors, are very weak in light of the strong defenses available to directors and officers under North Carolina law, including the business judgment rule, a powerful presumption in favor of director conduct, and North Carolina’s director protection statute, which precludes director liability except for acts that a director “knew or believed were clearly in conflict with the best interests of the corporation” or transactions “from which the director received an improper personal benefit.” The Special Committee noted that courts repeatedly have stated that a claim that directors failed to implement and maintain adequate internal control systems “is possibly the most difficult theory in corporation law upon which a plaintiff might hope to win a judgment” and found no reason to believe that this Action is an exception to that rule.

     On October 21, 2005, the Court granted Nomm’s motion to intervene. On October 28, 2005, the Court appointed the plaintiffs in the Wright action, Judy Woodall and William Douglas Wright, as co-Lead Plaintiffs in the consolidated action.

     On October 30, 2006, following extensive negotiations, the Special Committee determined on behalf of Krispy Kreme to enter into a Stipulation and Settlement Agreement with the Lead Plaintiffs, the lead plaintiffs in the securities class action, and all defendants named in the class action and derivative litigation, except for Livengood (“Partial Derivative Settlement”). The terms of the Partial Derivative Settlement included, inter alia, the contribution by Derivative Defendants John Tate (“Tate”) and Randy Casstevens (“Casstevens”) of $200,000 collectively towards the settlement of the Class Action, the cancellation of restricted stock held by Tate, and a limitation on the indemnification rights of Tate and Casstevens. Following notice to the Krispy Kreme shareholders and a hearing, the Court gave final approval to the Partial Derivative Settlement by a Final Judgment and Order of Dismissal with Prejudice dated February 14, 2007, providing for the settlement of the securities class action and partial settlement of the derivative action.

     On August 4, 2008, following extensive negotiation, Krispy Kreme and Livengood entered into a Stock Option Agreement and Escrow Agreement whereby Krispy Kreme allowed Livengood to exercise certain vested stock options previously granted to him and the net proceeds were deposited into an escrow account pending resolution of this Action.

     On December 7, 2009, following extensive negotiations, the Special Committee determined on behalf of Krispy Kreme to enter into a Stipulation and Settlement Agreement (the “Stipulation”) with the Lead Plaintiffs and Livengood in the Action.

     B. Plaintiffs’ Counsel’s Investigation

     Lead Plaintiffs’ Counsel conducted an investigation relating to the claims and the underlying events and transactions alleged in the Action, particularly the allegations of wrongdoing pertaining to each of the Individual Defendants, and the alleged damages suffered by Krispy Kreme. Lead Plaintiffs and Lead Plaintiffs’ Counsel believe that this investigation provides an adequate and satisfactory basis for the Settlement described herein.

     C. Other Derivative Actions

     Two shareholder derivative actions were filed in the Superior Court of North Carolina, Forsyth County: Andrews v. Krispy Kreme Doughnuts, Inc., et al., No. 04 CVS 7311, filed November 12, 2004; and Lockwood v. Krispy Kreme Doughnuts, Inc., et al., No. 04 CVS 474, filed January 21, 2005. On April 26, 2005, those actions were assigned to the North Carolina Business Court. On May 26, 2005, the plaintiffs in those actions voluntarily dismissed the actions in favor of the federal court action they filed on May 25, 2005 (the Andrews action discussed above).

     D. Livengood’s Denial Of Wrongdoing

     Livengood has denied and continues to deny each and all of the claims and contentions alleged by the Lead Plaintiffs in the Action. Livengood expressly has denied and continues to deny all charges of wrongdoing or liability against him or arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Action. Livengood also has denied and continues to deny, inter alia, the allegations that Krispy Kreme has suffered damage, or that Krispy Kreme was harmed by any of the conduct alleged in the Action. Nonetheless, Livengood has concluded that further conduct of the Action would be protracted, expensive, and distracting to Krispy Kreme and its management and that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this proposed Settlement.

     Nothing in the Stipulation shall be construed as or may be used as an admission by or against Livengood of any fault, wrongdoing, or liability whatsoever. Entering into or carrying out the Stipulation (or the Exhibits hereto) and any negotiations or proceedings related thereto shall not in any event be construed as, or be deemed to be evidence of, an admission or concession with regard to Lead Plaintiffs’ claims or contrary to Livengood’s denials and defenses, and shall not be offered by any of the Settling Parties or received in evidence in any action or proceeding in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce the provisions of the Stipulation (and the Exhibits hereto) or the provisions of any related agreement or release, or in any subsequent action against or by Livengood to support a defense of res judicata, collateral estoppel, release, or other theory of claim or issue preclusion or similar defense.

III. TERMS OF THE PROPOSED SETTLEMENT

     The full terms and conditions of the Settlement are embodied in the Stipulation, which is on file with the Court. The following is a summary of the Stipulation.

     A. Monetary Consideration

     The Stipulation provides for the settlement and dismissal of claims with prejudice against Livengood. Krispy Kreme and Livengood agree that within five (5) business days following the Effective Date of the Settlement, the Escrow Agent shall distribute the entire balance of the escrow account, which contains the entire net proceeds from the exercise by Livengood of his vested stock options, to Krispy Kreme and that Krispy Kreme may cancel all remaining vested stock options previously granted to Livengood.

IV. RELEASES

     The full terms of the Dismissal and Release of Claims are set forth in the Stipulation. The following is only a summary.

     Upon the effective date of the Settlement, Krispy Kreme and all current Krispy Kreme shareholders will release the claims against the Released Parties, as defined below.

     The Released Parties are Livengood, nominal defendant Krispy Kreme, their past or present subsidiaries, parents, successors, predecessors, officers, directors, agents, employees, attorneys, advisors and investment advisors, auditors, accountants, and any person, firm, trust, corporation, officer, director, or other individual or entity in which they have a controlling interest or which is related to or affiliated with them, and their legal representatives, heirs, successors in interest, or assigns (collectively, the “Released Parties”).

V. ATTORNEYS’ FEES AND EXPENSES

     Derivative Counsel will be paid an award of attorneys’ fees and expenses in an amount up to $625,000, as approved by the Court (the “Fees and Expenses Award”) by Krispy Kreme and/or its respective successors in interest, on the basis of the benefits conferred upon Krispy Kreme as a result of this Settlement and the Partial Derivative Settlement. Krispy Kreme shall pay the Fees and Expenses Award to Barroway Topaz Kessler Meltzer & Check, LLP, as receiving agent for Derivative Counsel, within ten (10) days of the Court approving the Settlement. Except as expressly provided herein, Derivative Counsel shall bear their own fees, costs, and expenses and no Settling Defendant shall assert any claim for expenses, costs, and fees against any plaintiffs. Settling Defendants shall have no responsibility for or liability with respect to the allocation among any counsel for any plaintiff of the Fees and Expenses Award.

VI. THE HEARING AND YOUR RIGHTS AS SHAREHOLDERS

     The Fairness Hearing will be held on February 24, 2010, at 9:00 a.m. before the Honorable James A. Beaty, Jr., United States District Judge, at the L. Richardson Preyer Federal Courthouse, 324 West Market Street, Greensboro, North Carolina, for the purpose of determining whether the proposed Settlement is fair, reasonable, adequate, and in the best interests of the Company and its shareholders, and should be approved by the Court, and whether Judgment should be entered dismissing the Action as provided in the Stipulation. The hearing may be adjourned from time to time by the Court at the hearing or any adjourned session thereof without further notice other than by announcement of such adjournment.

     Any current beneficial owner of the shares of Krispy Kreme common stock may appear at the Fairness Hearing and be heard as to whether the proposed Settlement should be approved and the Action dismissed with prejudice; provided, however, that no such beneficial owner shall be heard unless, on or before February 1, 2010, his, her, or its objection or opposition is made in writing and is filed with the Court, together with copies of any supporting papers and briefs upon which he, she, or it intends to rely and a sworn statement attesting to the date of purchase by such beneficial owner of his, her, or its Krispy Kreme common stock and his, her, or its continued ownership thereof. In addition, such beneficial owner shall show due proof of service, on or before the aforesaid date, of copies of such objection or opposition, supporting papers and briefs, and proof of purchase and continued ownership upon each of the following counsel:

Plaintiffs’ Counsel:
Eric L. Zagar
BARROWAY TOPAZ KESSLER MELTZER & CHECK, LLP
280 King of Prussia Road
Radnor, PA 19087
(610) 667-7706

Counsel for the Special Committee:
J. Donald Cowan, Jr.
ELLIS & WINTERS
333 N. Greene Street
Suite 200
Greensboro, NC 27401
(336) 217-4193

     Any shareholder who does not make his or her objection or opposition in the manner provided herein shall be deemed to have waived any and all objections and opposition, and shall be forever foreclosed from making any objection to the fairness, reasonableness and adequacy of the proposed Settlement.

VII. DISMISSAL & RELEASE

     Should the Settlement be approved by the Court following the Fairness Hearing, the Court will enter a Final Order and Judgment that:

(a)
Finds that the publication of the Notice, as described in the Stipulation, has been accomplished as directed and has provided the best Notice practicable under the circumstances and has met the requirements of due process;

(b)	Approves the Settlement as fair, reasonable, and adequate to Krispy Kreme and its shareholders;

(c)
Dismisses the Action as to Livengood and releases and discharges each of the Released Parties from any and all liability with respect to the claims, such dismissal to be without costs and with prejudice; and

(d)	Permanently bars and enjoins the institution or prosecution against the Released Parties of any action asserting or relating in any way to the claims.

VIII. SPECIAL NOTICE TO BROKERS, BANKS, AND OTHER NOMINEES

     Brokerage firms, banks, and other persons or entities who are current Krispy Kreme common stock shareholders in their capacities as record owners, but not as beneficial owners, are requested to send this Notice promptly to beneficial owners.

IX. EXAMINATION OF PAPERS AND INQUIRIES

     For a more detailed statement of the matters involved in this Action, reference is made to the pleadings, the Stipulation, and all other papers publicly filed in the Action, which may be inspected at the Office of the Clerk for the United States District Court for the Middle District of North Carolina during regular business hours of each business day.

     Any inquiry concerning the Action should be addressed to Plaintiffs’ Counsel: Eric L. Zagar, Barroway Topaz Kessler Meltzer & Check, LLP, 280 King of Prussia Road, Radnor, PA 19087 (telephone: (610) 667-7706).

     PLEASE DO NOT ADDRESS INQUIRIES TO THE COURT

DATED: December 23, 2009

BY ORDER OF THE UNITED STATES DISTRICT COURT
FOR THE MIDDLE DISTRICT OF NORTH CAROLINA